                                                                    EXHIBIT 99.1

                       OPTIONS FOR SUBMITTING YOUR PROXY

In addition to voting by mail, Rainforest shareholders will have the opportunity to vote via the Internet or by telephone. Votes submitted by telephone must be received by 12:00 noon, New York City time, on [one business day prior to special meeting], 2000. Votes submitted via the Internet must be received by 12:00 noon, Central time, on [one business day prior to special meeting], 2000. Submitting a proxy will not affect your right to vote in person should you decide to attend the special meeting.

To vote by telephone or via the Internet, please refer to the instructions set forth below. The telephonic and Internet voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly.

Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

TO VOTE BY PHONE, CALL: (800) 240-6326. Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call. You will be prompted to enter your company control number which is located below and then follow the simple instructions the provided to you when you call.

TO VOTE BY INTERNET, visit www.eproxy.com/rain/. Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site. You will be prompted to enter your company control number which is located below to obtain your records and create an electronic voting instruction form.

TO VOTE BY MAIL, mark, sign and date your proxy card and return it in the postage-paid envelope we have enclosed or return it to Rainforest Cafe, Inc.; c/o Norwest Shareowner Services; 161 North Concord Exchange; South St. Paul, MN 55075.

                     COMPANY CONTROL NUMBER:

                             RAINFOREST CAFE, INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                         To be Held on [        ], 2000

   The undersigned, a shareholder of Rainforest Cafe, Inc., hereby appoints Kenneth W. Brimmer, Stephen Cohen and Robert Hahn, and each of them individually, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares of which the undersigned is then entitled to vote, at the Special Meeting of Shareholders of Rainforest Cafe, Inc. to be
held at [      ] on [     ], 2000, and at any and all adjournments or
postponements thereof, with all the powers which the undersigned would possess if personally present at the special meeting, upon the following proposals:

                                                     For      Against   Abstain
--------------------------------------------------------------------------------
 1. To consider and vote upon the Agreement and Plan of Merger, dated as of February
    9, 2000, by and among Landry's Seafood
    Restaurants, Inc., LSR Acquisition Corp., and Rainforest Cafe, Inc., a copy of which is attached as Annex A to the accompanying
    Proxy Statement/Prospectus, and the merger contemplated thereby.

--------------------------------------------------------------------------------
 2. To adjourn the special meeting, if
    necessary, to permit further solicitation
    of proxies if there are not sufficient
    votes to approve the merger at the
    originally scheduled time of the special
    meeting.
--------------------------------------------------------------------------------

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMENDS
                     A VOTE FOR PROPOSAL 1 AND PROPOSAL 2.

   The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice of Special Meeting and the Proxy Statement/Prospectus relating to the Special Meeting of Shareholders. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted for Proposal 1 and Proposal 2.

   Please sign exactly as name appears hereon. When shares of Rainforest common stock are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please sign name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.

Dated: _____________________________

------------------------------------
Signature

------------------------------------
Signature (if held jointly)

                                       2